Exhibit 99.1

Media Contact:

Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:

Anthony Redding, Kodak, +1 585-724-4053, shareholderservices@kodak.com

Kodak Reports Fourth-Quarter and Full-Year 2024 Financial Results

ROCHESTER, N.Y., March 17, 2025– Eastman Kodak Company (NYSE: KODK) today reported financial results for the fourth quarter and full year 2024.

Fourth quarter 2024 highlights include:

•
Consolidated revenues of $266 million, compared with $275 million for Q4 2023, a decrease of $9 million or 3 percent
•
Gross profit of $51 million, compared with $47 million for Q4 2023, an increase of $4 million or 9 percent
•
Gross profit percentage of 19 percent, compared with 17 percent for Q4 2023, an increase of 2 percentage points
•
GAAP net income of $26 million, compared with net income of $5 million for Q4 2023, an increase of $21 million or 420 percent
•
Operational EBITDA of $9 million, compared with $2 million for Q4 2023, an increase of $7 million or 350 percent

Full year 2024 highlights include:

•
Consolidated revenues of $1.043 billion, compared with $1.117 billion for the full year 2023, a decrease of $74 million or 7 percent
•
Gross profit of $203 million, compared with $210 million for the full year 2023, a decrease of $7 million or 3 percent
•
Gross profit percentage of 19 percent, flat when compared to the prior year
•
GAAP net income of $102 million, compared with $75 million for 2023, an increase of $27 million or 36 percent
•
Operational EBITDA of $26 million, compared with $45 million for 2023, a decrease of $19 million or 42 percent

Kodak Reports Fourth-Quarter and Full-Year 2024 Financial Results Page 2

•
A year-end cash balance of $201 million, compared with $255 million on December 31, 2023, a decrease of $54 million; cash flow from operations decreased by $45 million from the prior period

“Kodak’s core businesses performed as expected in 2024, as we continued to execute our long-term plan which includes increasing operational efficiency, shedding unprofitable business and investing in growth,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “One of our key investment areas, our AM&C group’s new cGMP facility for manufacturing regulated and unregulated pharmaceutical products, is scheduled to begin production this year. Our film business continues to grow, and we are investing in additional capacity to meet demand. In our print business, we have completed the tariff petition process with the U.S. International Trade Commission, which has improved predictability for Kodak and our customers and brought fair competition to the plates market. Kodak can compete with anybody when there’s a level playing field. Our digital print business made a splash recently at the Hunkeler Innovationdays tradeshow where we featured live demos of our KODAK PROSPER 7000 Turbo Press, the world’s fastest inkjet press. For the balance of 2025, we’ll continue to improve efficiency through automation and support our customers with industry-leading solutions from all our businesses.”

On January 21, 2025, the Board of Directors of Kodak approved the termination of the Kodak Retirement Income Plan effective March 31, 2025. The process is underway to settle the pension obligation with participants and access any remaining plan surplus through a reversion of assets to the Company. For further information on the termination process for KRIP, refer to the disclosures contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

For the full year ended December 31, 2024, revenues were $1.043 billion, a decrease of $74 million or 7 percent compared to the same period in 2023. Adjusting for the unfavorable impact of foreign exchange of $3 million, revenues decreased by $71 million, or 6 percent compared to the prior year.

GAAP net income was $102 million for the full year, compared to $75 million in 2023, an increase of $27 million or 36 percent. Operational EBITDA for the year ended December 31, 2024, was $26 million, compared to $45 million in 2023, a decrease of $19 million or 42 percent. The decrease in Operational EBITDA was primarily driven by lower volumes and higher manufacturing costs, inventory reserve adjustments, as well as costs associated with investments in information technology systems and organizational structure to drive further operational efficiencies, costs associated with the drupa trade show and certain litigation matters.

Kodak Reports Fourth-Quarter and Full-Year 2024 Financial Results Page 3

Kodak ended the year with a cash balance of $201 million, a decrease of $54 million from December 31, 2023. The decrease was primarily driven by capital expenditures primarily to fund growth initiatives, investments in technology systems and organizational structure and lower profitability from operations, partially offset by improvements in working capital primarily due to cash proceeds of $40 million from brand licensing in the first quarter of 2024.

“Kodak ended the year with a cash balance of $201 million, compared with $255 million on December 31, 2023, which reflects ongoing capex investments in AM&C growth initiatives and optimizing processes in areas such as finance and manufacturing” said David Bullwinkle, Kodak’s CFO. “The Company’s revenue for the year reflects a decline but is in line with expectations as we continue to concentrate on delivering improved gross profit. In the next year, we continue to focus on our growth areas and converting our historical investments into returns for the long term.”

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Kodak Reports Fourth-Quarter and Full-Year 2024 Financial Results Page 4

Revenue and Operational EBITDA by Reportable Segment Q4 2024 vs. Q4 2023

(in millions)
Q4 2024 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$187	$68	$7	$262
Operational EBITDA *	$1	$2	$6	$9

Q4 2023 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$208	$58	$5	$271
Operational EBITDA *	$2	$(5)	$5	$2

Q4 2024 vs. Q4 2023 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(21)	$10	$2	$(9)
Operational EBITDA *	$(1)	$7	$1	$7

Q4 2024 Actuals on constant currency ** vs. Q4 2023 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(21)	$10	$2	$(9)
Operational EBITDA *	$(1)	$7	$1	$7

Revenue and Operational EBITDA by Reportable Segment FY 2024 vs. FY 2023

(in millions)
FY 2024 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$737	$271	$20	$1,028
Operational EBITDA *	$(8)	$17	$17	$26

FY 2023 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$828	$255	$17	$1,100
Operational EBITDA *	$20	$10	$15	$45

FY 2024 vs. FY 2023 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(91)	$16	$3	$(72)
Operational EBITDA *	$(28)	$7	$2	$(19)

FY 2024 Actuals on constant currency ** vs. FY 2023 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(88)	$16	$3	$(69)
Operational EBITDA *	$(28)	$7	$2	$(19)

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

Kodak Reports Fourth-Quarter and Full-Year 2024 Financial Results Page 5

** The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the three or twelve months ended December 31, 2023, rather than the actual average exchange rates in effect for the three or twelve months ended December 31, 2024. Foreign exchange did not impact Operational EBITDA in the fourth quarter or full year period for 2024.

Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 79,000 worldwide patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-first approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on X @Kodak and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward–looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward–looking statements. All forward–looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results or outcomes, or timing of actual results or outcomes, to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events, results or outcomes, or their timing, to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2024 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources” and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to obtain additional or alternate financing if and as needed, Kodak's continued ability to manage world-wide cash through intercompany loans, distributions and other mechanisms, and Kodak's ability to provide or facilitate financing for its customers; Kodak's receipt of projected reversion proceeds from the liquidation of the Kodak Retirement Income Plan (KRIP) at the time contemplated; Kodak’s ability to fund continued investments, capital needs and collateral

Kodak Reports Fourth-Quarter and Full-Year 2024 Financial Results Page 6

requirements and service its debt and Series B Preferred Stock and Series C Preferred Stock; changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; the impact of the global economic environment, including inflationary pressures, geopolitical issues such as the war in Ukraine and the conflicts involving Israel, medical epidemics, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, and Kodak’s ability to effectively mitigate the associated increased costs of aluminum and other raw materials, energy, labor, shipping, delays in shipment and production times, and fluctuations in demand; Kodak’s ability to effectively compete with large, well-financed industry participants or with competitors whose cost structure is lower than Kodak’s; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by the war in Ukraine, the conflicts involving Israel, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, and residual effects of the COVID-19 pandemic; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to effectively anticipate technology and industry trends, including related to artificial intelligence (AI), and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; Kodak’s continued ability to manage, defend and resolve a variety of current and legacy claims without incurring material losses or disruptions to its business and to bear the costs associated with such claims; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; and the potential impact of force majeure events, cyber‐attacks or other data security incidents or information technology (IT) outages that could disrupt or otherwise harm Kodak’s operations.

Future events and other factors may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

In this fourth quarter and full year 2024 financial results news release, reference is made to the following non-GAAP financial measures:

•
Operational EBITDA; and
•
Revenues on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the earnings (loss) from continuing operations excluding the provision for income taxes; non-service cost components of pension and other postemployment benefits income; depreciation and amortization expense; restructuring costs

Kodak Reports Fourth-Quarter and Full-Year 2024 Financial Results Page 7

and other; stock-based compensation expense; consulting and other costs; idle costs; other operating (income) expense; loss on early extinguishment of debt; interest expense; and other (income) charges, net.

The following table reconciles the most directly comparable GAAP measure of Net Income to Operational EBITDA for the three months ended December 31, 2024 and 2023, respectively:

(in millions)	Q4 2024	Q4 2023	$Change	% Change
Net Income	$26	$5	$21	420%
All other	—	1	(1)
Depreciation and amortization	7	7	—
Restructuring costs and other	2	1	1
Stock based compensation	1	1	—
Consulting and other costs (2)	—	(3)	3
Idle costs (3)	1	2	(1)
Other operating expense, net	6	6	—
Interest expense	15	16	(1)
Pension income excluding service cost component	(49)	(39)	(10)
Other (Income) charges, net	(1)	1	(2)
Provision for income taxes	1	4	(3)
Operational EBITDA	$9	$2	$7	350%

The following table reconciles the most directly comparable GAAP measure of Net Income to Operational EBITDA for the twelve months ended December 31, 2024 and 2023, respectively:

(in millions)	FY 2024	FY 2023	$Change	% Change
Net Income	$102	$75	$27	36%
All other	(2)	(2)	—
Depreciation and amortization	28	30	(2)
Restructuring costs and other (1)	8	10	(2)
Stock based compensation	6	7	(1)
Consulting and other costs (2)	1	(13)	14
Idle costs (3)	2	3	(1)
Other operating (income) expense, net (4)	(10)	6	(16)
Interest expense (4)	59	52	7
Pension income excluding service cost component (4)	(173)	(161)	(12)
Loss on early extinguishment of debt (4)	—	27	(27)
Other income, net (4)	(3)	(1)	(2)
Provision for income taxes (4)	8	12	(4)
Operational EBITDA	$26	$45	$(19)	-42%

Footnote Explanations:

(1)
Restructuring costs and other for the twelve months ended December 31, 2024 and 2023 included $8 million and $7 million, respectively, which were reported as Restructuring costs and other and $3 million for December 31, 2023, representing inventory write-downs which were reported as Cost of revenues.
(2)
Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives and litigation. Consulting and other costs included $15 million of income in the twelve months ended December 31, 2023, representing insurance

Kodak Reports Fourth-Quarter and Full-Year 2024 Financial Results Page 8

reimbursement of legal costs previously paid by the Company associated with investigations and litigation matters.
(3)
Consists of third-party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.
(4)
As reported in the Consolidated Statement of Operations.

Kodak Reports Fourth-Quarter and Full-Year 2024 Financial Results Page 9

A.
FINANCIAL STATEMENTS

Eastman Kodak Company

Consolidated Statement of Operations (Unaudited)

(in millions)	Three Months Ended
	December 31,
	2024	2023
Revenues
Sales	$228	$229
Services	38	46
Total net revenues	266	275
Cost of revenues
Sales	186	194
Services	29	34
Total cost of revenues	215	228
Gross profit	51	47
Selling, general and administrative expenses	43	45
Research and development costs	8	9
Restructuring costs and other	2	—
Other operating expense, net	6	6
Loss from continuing operations before interest expense, pension income excluding service cost component, other (income) charges, net and income taxes	(8)	(13)
Interest expense	15	16
Pension income excluding service cost component	(49)	(39)
Other (income) charges, net	(1)	1
Earnings from continuing operations before income taxes	27	9
Provision for income taxes	1	4
NET EARNINGS	$26	$5

Kodak Reports Fourth-Quarter and Full-Year 2024 Financial Results Page 10

Eastman Kodak Company

Consolidated Statement of Cash Flows (Unaudited)

	Three Months Ended
	December 31,
(in millions)	2024	2023
Cash flows from operating activities:
Net earnings	$26	$5
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	7	7
Pension and other postretirement income	(44)	(36)
Asset impairments	4	5
Stock based compensation	1	1
Non-cash changes in workers' compensation and other employee benefit reserves	(3)	2
Net gain on sales of assets	—	1
Benefit from deferred income taxes	(1)	(1)
Increase in trade receivables	(1)	—
Decrease (increase) in miscellaneous receivables	7	(4)
Decrease in inventories	18	23
(Decrease) increase in trade accounts payable	(2)	1
Decrease in liabilities excluding borrowings and trade payables	(7)	(2)
Other items, net	(1)	15
Total adjustments	(22)	12
Net cash provided by operating activities	4	17

Cash flows from investing activities:
Additions to properties	(17)	(17)
Net cash used in investing activities	(17)	(17)

Cash flows from financing activities:
Preferred stock cash dividend payments	(1)	(1)
Finance lease payments	(1)	(1)
Net cash used in financing activities	(2)	(2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6)	5
Net (decrease) increase in cash, cash equivalents and restricted cash	(21)	3
Cash, cash equivalents and restricted cash, beginning of period	322	374
Cash, cash equivalents and restricted cash, end of period	$301	$377

Kodak Reports Fourth-Quarter and Full-Year 2024 Financial Results Page 11

Eastman Kodak Company

Consolidated Statement of Operations

(in millions, except per share data)	Year Ended December 31,
	2024	2023
Revenues
Sales	$882	$917
Services	161	200
Total net revenues	1,043	1,117
Cost of revenues
Sales	720	765
Services	120	142
Total cost of revenues	840	907
Gross profit	203	210
Selling, general and administrative expenses	179	159
Research and development costs	33	34
Restructuring costs and other	8	7
Other operating (income) expense, net	(10)	6
(Loss) earnings from continuing operations before interest expense, pension income excluding service cost component, other income, net and income taxes	(7)	4
Interest expense	59	52
Pension income excluding service cost component	(173)	(161)
Loss on early extinguishment of debt	—	27
Other income, net	(3)	(1)
Earnings from continuing operations before income taxes	110	87
Provision for income taxes	8	12
NET EARNINGS	$102	$75

Basic earnings per share attributable to Eastman Kodak Company common shareholders	$0.97	$0.71

Diluted earnings per share attributable to Eastman Kodak Company common shareholders	$0.90	$0.67

Number of common shares used in basic and diluted earnings per share:
Basic	80.1	79.4
Diluted	92.3	90.5

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 are an integral part of these consolidated financial statements

Kodak Reports Fourth-Quarter and Full-Year 2024 Financial Results Page 12

Eastman Kodak Company

Consolidated Statement of Financial Position

	As of December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$201	$255
Trade receivables, net of allowances of $7 and $8 respectively	138	195
Inventories, net	219	217
Other current assets	37	45
Total current assets	595	712
Property, plant and equipment, net	189	169
Goodwill	12	12
Intangible assets, net	20	24
Operating lease right-of-use assets	27	30
Restricted cash	92	110
Pension and other postretirement assets	989	1,216
Other long-term assets	77	82
TOTAL ASSETS	$2,001	$2,355

LIABILITIES, REDEEMABLE, CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$120	$125
Short-term borrowings and current portion of long-term debt	1	1
Current portion of operating leases	11	13
Other current liabilities	129	144
Total current liabilities	261	283
Long-term debt, net of current portion	466	457
Pension and other postretirement liabilities	197	237
Operating leases, net of current portion	21	24
Other long-term liabilities	197	213
Total liabilities	1,142	1,214

Commitments and contingencies (Note 11)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	218	210

Equity
Common stock, $0.01 par value	—	—
Additional paid in capital	1,150	1,156
Treasury stock, at cost	(12)	(11)
Accumulated deficit	(393)	(495)
Accumulated other comprehensive (loss) income	(104)	281
Total equity	641	931
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$2,001	$2,355

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 are an integral part of these consolidated financial statements.

Kodak Reports Fourth-Quarter and Full-Year 2024 Financial Results Page 13

Eastman Kodak Company

Consolidated Statement of Cash Flows

	Year Ended December 31,
(in millions)	2024	2023
Cash flows from operating activities:
Net earnings	$102	$75
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	28	30
Pension and other postretirement income	(155)	(145)
Change in fair value of the Preferred Stock and Convertible Notes embedded derivatives	—	2
Asset impairments	4	5
Stock based compensation	6	7
Non-cash changes in workers' compensation and other employee benefit reserves	(2)	(1)
Net gain on sales of assets	(17)	—
Loss on early extinguishment of debt	—	27
Benefit from deferred income taxes	(1)	(1)
Decrease (increase) in trade receivables	51	(16)
Decrease in miscellaneous receivables	1	6
(Increase) decrease in inventories	(7)	19
Decrease in trade accounts payable	(3)	(14)
(Decrease) increase in liabilities excluding borrowings and trade payables	(46)	21
Other items, net	32	23
Total adjustments	(109)	(37)
Net cash (used in) provided by operating activities	(7)	38

Cash flows from investing activities:
Additions to properties	(56)	(32)
Net proceeds from sales of assets	17	—
Net cash used in investing activities	(39)	(32)

Cash flows from financing activities:
Net proceeds from Amended and Restated Term Loan Agreement	—	435
Repayment of Original Term Loan Credit Agreement	—	(316)
Repayment of Convertible Notes	—	(28)
Other debt acquisition costs	—	(1)
Repayment of Amended and Restated Term Loan Agreement	(17)	—
Preferred stock cash dividend payments	(4)	(4)
Treasury stock purchases	(1)	—
Finance lease payments	(1)	(1)
Net cash (used in) provided by financing activities	(23)	85
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7)	—
Net (decrease) increase in cash, cash equivalents and restricted cash	(76)	91
Cash, cash equivalents and restricted cash, beginning of period	377	286
Cash, cash equivalents and restricted cash, end of period	$301	$377

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 are an integral part of these consolidated financial statements.